UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: September 12, 2019 (Date of earliest event reported:  September 11, 2019)

RBC BEARINGS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	333-124824	95-4372080
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Tribology Center

Oxford, CT 06478

(Address of principal executive offices) (Zip Code)

(203) 267-7001

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	ROLL	Nasdaq NMS

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 5 - Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Thomas O’Brien retired from the Board of Directors of RBC Bearings Incorporated (the “Company”) when his term expired on September 11, 2019 and he did not stand for re-election to the Board of Directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the Company’s annual meeting of stockholders held on September 11, 2019 the stockholders (1) elected all three of the Company’s nominees for director; (2) ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020; and (3) approved, on an advisory basis, the compensation paid to the Company's named executive officers.

Shares were voted on these proposals as follows:

Proposal 1. The election of three directors in Class I to serve a term of three years:

Nominees	For	Withheld	Broker Non-Vote
Edward D. Stewart	17,971,884	5,416,673	527,666
Daniel A. Bergeron	19,135,590	4,252,967	527,666
Michael H. Ambrose	23,236,901	151,656	527,666

Proposal 2. To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2020:

For	Against	Abstain	Broker Non-Vote
23,785,083	110,315	20,825	0

Proposal 3. The approval, on an advisory basis, of the compensation paid to the Company's named executive officers:

For	Against	Abstain	Broker Non-Vote
17,390,309	5,975,126	23,122	527,666

SIGNATURES

According to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: September 12, 2019

RBC BEARINGS INCORPORATED

By:	/s/ Joseph Salamunovich
Name: Joseph Salamunovich
Title: Vice President, General Counsel & Secretary

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